Exhibit 99.1

                          NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

FEI Company Reports Record Sales for the Second Quarter of 2007

HILLSBORO, Ore., July 31, 2007  — FEI Company (NASDAQ: FEIC) reported year-over-year increases in revenue, earnings, bookings and cash and investments for the second quarter of 2007.  Net sales were the highest for any quarter in the company’s history, and quarterly earnings were the second-highest ever and the largest second-quarter total ever.

Net sales for the quarter ended July 1, 2007 of $148.6 million were up slightly compared to the first quarter of 2007 and up 33% compared to the second quarter of 2006.  Bookings in the quarter totaled $136.2 million, compared with $152.6 million in the first quarter of 2007 and $132.5 million in the second quarter of 2006.  The backlog at the end of the quarter was $298.2 million, of which over 90% is expected to ship by the end of the second quarter of 2008.

Income from continuing operations for the second quarter of 2007 was $14.0 million, compared with income from continuing operations of $14.9 million in the first quarter of 2007 and $4.0 million from continuing operations in last year’s second quarter.  Diluted earnings per share from continuing operations in the latest quarter were $0.33, compared with diluted earnings per share from continuing operations of $0.36 in the first quarter of 2007 and $0.11 in the second quarter of 2006.  The gross profit margin was 41.6% in the second quarter of 2007, compared with 43.1% in the first quarter and 40.3% in the prior year’s second quarter.

“We continued our growth with another record revenue total in the second quarter,” said Don Kania, president and CEO of FEI.  “Bookings were seasonally down from the first quarter.  They were the highest second-quarter total in the company’s history, and we expect improvement in the second half of the year, similar to the pattern we saw in 2006.  Gross profit margins declined in the second quarter, primarily in our service business, where we expect a rebound in the second half.  We also expect to continue to improve overall gross margins over time.

“Our new products have been well received, and we believe our new product flow, combined with growing nanotechnology opportunities, will generate further growth,” continued Kania.  “In the second quarter, we formally introduced the PhenomTM, our exciting low-cost imaging device that opens new markets for us.  We expect it to begin contributing meaningfully to our results in 2008.”

Bookings and revenue comparisons for the company’s three market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

The company’s balance sheet remained strong.  Total cash and investments at the end of the quarter were $445.5 million, up $19.8 million from the beginning of the quarter; convertible debt at the end of the quarter remained unchanged at $310.9 million; and shareholders’ equity increased by $34.1 million to $427.3 million.

Third Quarter Guidance

FEI currently expects net sales for the seasonally slower third quarter of 2007 to be in the range of $142 million to $147 million.  Bookings are expected to improve from the second quarter and be above $150 million, and earnings per share are expected to be in the range of $0.26 to $0.30 per share, assuming a 24% tax rate.

Investor Conference Call — 2:00 p.m. PDT Tuesday, July 31, 2007

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-257-3401 (domestic, toll-free) or
1-303-262-2006 (international) and asking for the FEI Q2 Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11093645#.

About FEI

FEI (Nasdaq: FEIC) is a global leader in providing innovative instruments for nanoscale imaging, analysis and prototyping.  FEI focuses on delivering solutions that provide groundbreaking results and accelerate research, development and manufacturing cycles for its customers in Semiconductor and Data Storage, Academic and Industrial R&D, and Life Sciences markets.

With R&D centers in North America and Europe, and sales and service operations in more than 50 countries around the world, FEI’s Tools for Nanotech™ are bringing the nanoscale within the grasp of leading researchers and manufacturers.  More information can be found online at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the third quarter of 2007, expectations for future bookings, improvements in gross margins, market growth and the impact of new product introductions. Factors that could affect these forward-looking statements include, but are not limited to, the strength of the NanoResearch and Industry, NanoElectronics and NanoBiology segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the NanoElectronics market; fluctuations in foreign exchange, interest and tax rates; our continued ability to maintain deferral accounting of hedge transactions; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing, the relative mix of high margin and lower-margin products; inability to produce a higher volume of products with existing personnel or facilities; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining increased parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; potential restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of future acquisitions, including failure to achieve financial goals and integrate the acquisitions successfully.  Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	July 1, 2007	April 1, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,590	$165,335	$110,656
Short-term investments in marketable securities	296,343	237,534	234,202
Short-term restricted cash	8,748	11,056	20,172
Receivables	169,544	163,325	144,955
Inventories	123,788	107,803	97,470
Deferred tax assets	4,421	4,414	4,386
Other current assets	35,345	42,795	33,474

Total current assets	760,779	732,262	645,315

Non-current investments in marketable securities	12,587	7,466	34,900

Long-term restricted cash	5,257	4,344	6,131

Non-current service inventories	39,689	38,448	37,920

Property plant and equipment, net	62,494	61,225	60,394

Purchased technology, net	3,651	4,068	4,494

Goodwill	40,891	40,897	40,900

Deferred tax assets	9,819	9,898	542

Other assets, net	14,194	8,065	7,483

TOTAL	$949,361	$906,673	$838,079

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$53,388	$52,172	$45,118
Accrued payroll liabilities	17,816	18,309	20,736
Accrued warranty reserves	6,884	6,481	5,716
Accrued agent commissions	7,356	6,145	6,175
Deferred revenue	57,588	58,245	48,992
Income taxes payable	5,917	4,776	9,203
Accrued restructuring, reorganization and relocation	672	639	2,439
Other current liabilities	30,005	27,267	29,276

Total current liabilities	179,626	174,034	167,655

Convertible debt	310,882	310,882	310,882

Deferred tax liabilities	3,576	4,312	4,062

Other liabilities	27,999	24,254	5,572

SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 36,184 and 34,052 shares issued and outstanding at July 1, 2007 and December 31, 2006	389,517	371,126	348,479
Accumulated deficit	(2,851)	(16,882)	(36,041)
Accumulated other comprehensive income	40,612	38,947	37,470

Total shareholders’ equity	427,278	393,191	349,908

TOTAL	$949,361	$906,673	$838,079

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	July 1, 2007	April 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006

NET SALES:
Products	$117,156	$116,429	$83,046	$233,585	$168,168
Service and components	31,399	31,530	28,293	62,929	55,437
Total net sales	148,555	147,959	111,339	296,514	223,605

COST OF SALES:
Products	63,140	62,163	46,492	125,303	92,158
Service and components	23,658	22,053	19,991	45,711	40,841
Total cost of sales	86,798	84,216	66,483	171,014	132,999

Gross profit	61,757	63,743	44,856	125,500	90,606

OPERATING EXPENSES:
Research and development	15,978	15,491	14,150	31,469	27,509
Selling, general and administrative	30,172	29,574	23,985	59,746	47,337
Amortization of purchased technology	443	440	545	883	1,086
CEO severance	—	—	—	—	9,324
Restructuring, reorganization and relocation	168	(572)	824	(404)	3,063
Asset impairment	—	—	—	—	465
Merger costs	—	—	32	—	484
Total operating expenses	46,761	44,933	39,536	91,694	89,268

OPERATING INCOME	14,996	18,810	5,320	33,806	1,338

OTHER INCOME (EXPENSE):
Interest income	5,684	4,288	3,089	9,972	5,333
Interest expense	(2,097)	(1,976)	(1,569)	(4,073)	(3,227)
Gain on investment disposals and impairment, net	—	159	—	159	—
Other expense, net	(457)	(1,274)	(526)	(1,731)	(909)
Total other income, net	3,130	1,197	994	4,327	1,197

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	18,126	20,007	6,314	38,133	2,535

INCOME TAX EXPENSE	4,095	5,077	2,305	9,172	3,702

INCOME (LOSS) FROM CONTINUING OPERATIONS	14,031	14,930	4,009	28,961	(1,167)

DISCONTINUED OPERATIONS:
Income from discontinued operations, net of income taxes	—	—	90	—	45
Gain on disposal, net of income taxes	—	127	—	127	—
INCOME FROM DISCONTINUED OPERATIONS		127	90	127	45

NET INCOME (LOSS)	$14,031	$15,057	$4,099	$29,088	(1,122)

BASIC NET INCOME (LOSS) PER SHARE DATA:
From continuing operations	$0.39	$0.43	$0.12	$0.82	$(0.03)
From discontinued operations	$0.00	$0.01	$0.00	$0.01	$0.00

DILUTED NET INCOME (LOSS) PER SHARE DATA:
From continuing operations	$0.33	$0.36	$0.11	$0.68	$(0.03)
From discontinued operations	$0.00	$0.00	$0.00	$0.01	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	35,742	34,556	33,770	35,149	33,819
Diluted	46,471	45,307	39,691	45,889	33,819

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended(1)			Twenty-Six Weeks Ended(1)
	July 1,	April 1,	July 2,	July 1,	July 2,
	2007	2007	2006	2007	2006

NET SALES:
Products	78.9%	78.7%	74.6%	78.8%	75.2%
Service	21.1%	21.3%	25.4%	21.2%	24.8%
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%

COST OF SALES:
Products	42.5%	42.0%	41.8%	42.3%	41.2%
Service	15.9%	14.9%	18.0%	15.4%	18.3%
Total cost of sales	58.4%	56.9%	59.7%	57.7%	59.5%

Gross profit	41.6%	43.1%	40.3%	42.3%	40.5%

OPERATING EXPENSES:
Research and development	10.8%	10.5%	12.7%	10.6%	12.3%
Selling, general and administrative	20.3%	20.0%	21.5%	20.1%	21.2%
Amortization of purchased technology	0.3%	0.3%	0.5%	0.3%	0.5%
CEO severance	0.0%	0.0%	0.0%	0.0%	4.2%
Restructuring, reorganization and relocation	0.1%	-0.4%	0.7%	-0.1%	1.4%
Asset impairment	0.0%	0.0%	0.0%	0.0%	0.2%
Merger costs	0.0%	0.0%	0.0%	0.0%	0.2%
Total operating expenses	31.5%	30.4%	35.5%	30.9%	39.9%

OPERATING INCOME	10.1%	12.7%	4.8%	11.4%	0.6%

OTHER INCOME (EXPENSE):
Interest income	3.8%	2.9%	2.8%	3.4%	2.4%
Interest expense	-1.4%	-1.3%	-1.4%	-1.4%	-1.4%
Gain on investment disposals and impairment, net	0.0%	0.1%	0.0%	0.1%	0.0%
Other expense, net	-0.3%	-0.9%	-0.5%	-0.6%	-0.4%
Total other expense, net	2.1%	0.8%	0.9%	1.5%	0.5%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	12.2%	13.5%	5.7%	12.9%	1.1%

INCOME TAX EXPENSE	2.8%	3.4%	2.1%	3.1%	1.7%

INCOME (LOSS) FROM CONTINUING OPERATIONS	9.4%	10.1%	3.6%	9.8%	-0.5%

DISCONTINUED OPERATIONS:
Income from discontinued operations, net of income taxes	0.0%	0.0%	0.1%	0.0%	0.0%
Gain on disposal, net of income taxes	0.0%	0.1%	0.0%	0.0%	0.0%
INCOME FROM DISCONTINUED OPERATIONS	0.0%	0.1%	0.1%	0.0%	0.0%

NET INCOME (LOSS)	9.4%	10.2%	3.7%	9.8%	-0.5%

(1) Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q2 Ended	Q1 Ended	Q2 Ended
	7/1/2007	4/1/2007	7/2/2006
Income Statement Highlights
Consolidated sales	$148.6	$148.0	$111.3
Gross margin	41.6%	43.1%	40.3%
R&D spending	$16.0	$15.5	$14.2
R&D (% of sales)	10.8%	10.5%	12.7%
SG&A	$30.2	$29.6	$24.0
SG&A (% of sales)	20.3%	20.0%	21.5%
Stock compensation expense - COGS	$0.2	$0.2	$0.2
Stock compensation expense - R&D	$0.2	$0.2	$0.2
Stock compensation expense - SG&A	$1.7	$1.5	$0.8
Net income from continuing operations	$14.0	$14.9	$4.0
Net income from discontinued operations	$0.0	$0.1	$0.1
Net income	$14.0	$15.1	$4.1
Diluted earnings per share from continuing operations	$0.33	$0.36	$0.11
Diluted earnings per share from discontinued operations	$0.00	$0.00	$0.00
Sales by Market Segment
NanoElectronics	$61.1	$56.5	$38.9
NanoResearch & Industry	$45.9	$49.2	$36.8
NanoBiology	$10.2	$10.7	$7.4
Service and Components	$31.4	$31.6	$28.2
Sales by Geography
North America	$59.1	$61.7	$30.9
Europe	$52.7	$40.0	$47.0
Asia Pacific	$36.8	$46.3	$33.4
Bookings
Total	$136.2	$152.6	$132.5
Book to bill ratio	0.92	1.03	1.19
Backlog - total	$298.2	$310.5	$241.8
Backlog - Service and Components	$57.5	$56.6	$47.0
Bookings by Market Segment
NanoElectronics	$45.1	$56.0	$49.6
NanoResearch & Industry	$40.8	$46.1	$44.7
NanoBiology	$18.0	$9.1	$7.3
Service and Components	$32.3	$41.4	$30.9
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$445.5	$425.7	$364.1
Operating cash generated (used)	$4.1	$1.2	$6.6
Accounts receivable	$169.5	$163.3	$122.5
Days sales outstanding (DSO)	104	101	100
Inventory turnover	3.0	3.3	3.2
Inventories	$123.8	$107.8	$87.1
Property, plant and equipment	$62.5	$61.2	$59.1
Fixed asset investment (during quarter)	$3.1	$3.0	$1.3
Depreciation expense	$3.3	$3.3	$3.3
Current liabilities	$179.6	$174.0	$146.9
Working capital	$581.2	$558.2	$440.9
Shareholders’ equity	$427.3	$393.2	$312.7
Headcount (permanent and temporary)	1,773	1,729	1,646